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NEW SCRIPPS                                                                        EXHIBIT 22
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                                                                                    Jurisidiction of
                                Name of Subsidiary                                   Incorporated

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Birmingham Post Company (Birmingham Post Herald)                                       Alabama
Channel 7 of Detroit, Inc., (WXYZ)                                                     Michigan
Collier County Publishing Company (The Naples Daily News)                              Florida
Denver Publishing Company (Rocky Mountain News)                                        Colorado
Evansville Courier Company, Inc., 91.5%-owned                                          Indiana
Herald Post Publishing Company, 92.0%-owned (El Paso Herald Post)                       Texas
John P. Scripps Newspapers, Inc. (Bremerton Sun, Redding Record Searchlight,
   San Luis Obispo Telegram-Tribune, Ventura County Newspapers,
   Watsonville Register-Pajaronian)                                                   California
Knoxville News-Sentinel Company                                                       Tennessee
Memphis Publishing Company, 91.3%-owned (The Commercial Appeal)                        Delaware
New Mexico State Tribune Company (The Albuquerque Tribune)                            New Mexico
Monterey County Herald Company                                                       Pennsylvania
Scripps Howard Broadcasting Company, (WMAR, Baltimore;
    WCPO, Cincinnati; WEWS, Cleveland; KSHB, Kansas City;
    KNXV, Phoenix; KJRH, Tulsa; WPTV, West Palm Beach,
    Home & Garden Television Network, Cinetel)                                           Ohio
Scripps Howard Productions, Inc.                                                      California
Stuart News Company (Stuart News, Jupiter Courier, Vero Beach Press-Journal)            Florida
Tampa Bay Television, (WFTS)                                                           Delaware
United Feature Syndicate, Inc. (United Media, Newspaper Enterprise Association)        New York
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